Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES FINANCIAL RESULTS FOR
QUARTER ENDED JUNE 30, 2009
Englewood, Colorado – August 18, 2009 – Ascent Media Corporation (“Ascent Media” or the “Company”) (Nasdaq: ASCMA) today reported second quarter results for the three months ended June 30, 2009. Ascent Media is a holding company that owns Ascent Media Group (“AMG”), a leading provider of fully integrated, end-to-end services for the digital media supply chain on a worldwide basis. The Company also holds significant cash reserves and maintains a strong balance sheet with virtually no debt.
“AMG had disappointing financial results during the second quarter amid a slowdown in the creation and production of both commercial and entertainment content, as well as a significant decline in capital spending by networks and media distribution companies,” said William Fitzgerald, Chief Executive Officer of Ascent Media Corporation. “In response, we have focused on aggressively controlling operating expenses and have reduced capital spending to minimize the effect on cash flow as we take steps to improve our top line growth.”
“We remain confident in AMG’s long-term growth prospects as we develop innovative new services and solutions that will assist media owners seeking new ways to manage and monetize their content. As the recognized market leader in the creation, management and distribution of all forms of entertainment content, AMG is in an excellent position to benefit from the expansion of entertainment content and distribution mediums.”
At the holding company level, Ascent Media is actively seeking acquisition and investment opportunities. To that end, the Company has begun to identify potential acquisition targets but will remain disciplined in its approach, especially given the challenges of the current market. The Company will only move forward with transactions that it believes have the potential to deliver superior returns to shareholders over the long term.
“With a well capitalized balance sheet including more than $340 million in cash and liquid marketable securities and virtually no debt, Ascent Media is solidly positioned to pursue attractive investment opportunities in the current marketplace,” added Mr. Fitzgerald. “We believe that our efforts will uncover acquisitions and investment opportunities in businesses that have market leadership, good growth characteristics and strong management, but are undervalued today due to current market conditions and an inability to access growth capital.”

Ascent Media Group
Through its two operating segments, Creative Services and Content Services, AMG provides solutions for the creation, management, and distribution of content to major motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies, and other companies that produce, own or distribute entertainment content.
AMG’s Content Services segment, which generates approximately two-thirds of AMG’s total revenue, provides owners of first-run content as well as video and film libraries with a full suite of services that enable safe and efficient movement of content across the digital supply chain. AMG also provides the expertise and capacity to assemble and distribute cable and broadcast network programming via fiber, satellite, and the Internet to viewers around the world.
AMG’s Creative Services segment, representing one-third of AMG’s revenue, provides award-winning post-production and visual effects for feature films, entertainment television, and commercials.
Operating Results
Total revenue for the quarter ended June 30, 2009 was $118.7 million compared to $163.4 million for the three months ended June 30, 2008. The revenue decline was driven by a reduction in revenue for both the Content Services and Creative Services segments.
Content Services revenue declined $42.0 million to $78.2 million in the second quarter of 2009 primarily driven by a $34.0 million reduction in system integration services revenue during the quarter and a $3.4 million decrease in traditional media services. Digital media services revenue increased by $2.9 million for the quarter. Unfavorable changes in foreign currency exchange rates also reduced revenue by $5.4 million.
Creative Services revenue for the quarter declined $2.7 million to $40.4 million due to a $4.5 million decline in commercial revenue, driven by a weaker worldwide production market, and a $2.9 million reduction in television and ancillary post production revenue. These declines were partially offset by an increase of $3.6 million from editorial services in the U.S. and an increase of $3.2 million from digital intermediate services performed for feature films.
Total segment adjusted OIBDA declined $7.4 million to $12.6 million during the quarter. Adjusted OIBDA for Content Services segment was $10.2 million in the quarter, a decrease of $3.6 million versus the same period last year. Creative Services segment adjusted OIBDA was $2.5 million, a decrease of $3.8 million versus the year ago period. The decline in adjusted OIBDA across both operating segments was primarily attributable to lower revenue in the period. Adjusted OIBDA is a non-GAAP financial measure. Please see below for a definition of adjusted OIBDA and applicable reconciliations.
Liquidity and Capital Resources
At June 30, 2009, Ascent Media had $308.9 million of consolidated cash and cash equivalents, as well as $32.2 million of liquid marketable securities. AMG’s cash flow from operating activities was $14.2 million for the three months ended June 30, 2009 and $17.7 million for the first six months of 2009. The primary driver of cash flow from operating activities was adjusted OIBDA.
For the next twelve months, Ascent Media expects to have sufficient available cash and cash equivalents and net cash from AMG operating activities to meet working capital and capital expenditure requirements.
Conference Call & Webcast
Ascent Media will host a conference call at 11:00 a.m. ET on Tuesday, August 18, 2009 to discuss the Company’s business and financial results for the second quarter 2009.
To access the call please dial (866) 430-4291 from the United States, or (706) 634-8989 from outside the U.S. The conference call I.D. number is 22666019. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through August 25, 2009 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 22666019.
This call will also be available as a live webcast which can be accessed at Ascent Media’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx.
Non-GAAP Financial Measures
This press release includes a presentation of “adjusted OIBDA”, which is a non-GAAP financial measure, for each of AMG’s two operating segments, and on a combined basis for both the Content Services segment and the Creative Services segment, referred to herein as “total segment adjusted OIBDA”. Ascent Media defines “adjusted OIBDA” on a separate basis for each operating segment as revenue less cost of services and selling, general and administrative expense (excluding stock-based and long-term incentive compensation and accretion expense on asset retirement obligations), determined in each case for the relevant operating segment only. Ascent Media believes this non-GAAP financial measure is an important indicator of the operational strength and performance of its businesses, including each business’s ability to fund its ongoing capital expenditures and service any debt. In addition, this measure is used by Ascent Media’s management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based and long-term incentive compensation, accretion expense on asset retirement obligations, restructuring and impairment charges, gains/losses on the sale of operating assets and other income and expenses that are included in the measurement of earnings (loss) from continuing operations before income taxes pursuant to GAAP. Accordingly, adjusted OIBDA should be considered in addition to, but not as a substitute for, earnings (loss) from continuing operations before income taxes and other measures of financial performance prepared in accordance with GAAP. Because segment adjusted OIBDA excludes corporate and other SG&A and does not include an allocation for corporate overhead, segment adjusted OIBDA should not be used as a measure of our liquidity or as an indication of the operating results that could be expected if either operating segment were operated on a stand-alone basis.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: Ascent Media’s lack of operating history as a stand-alone company; economic conditions and industry trends including the timing of, and spending on, motion pictures, television and television advertising; competitor and market response to our services, including pricing acceptance and the acceptance of any new services; and our ability to identify attractive acquisition opportunities, consummate acquisitions on acceptable terms and integrate any acquired businesses. These forward looking statements speak only as of the date of this press release, and Ascent Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent Media and about the risks and uncertainties related to Ascent Media’s business which may affect the statements made in this press release.
About Ascent Media Corporation and Ascent Media Group
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiary, AMG, which is primarily engaged in the business of providing content and creative services to the media and entertainment industries in the United States, the United Kingdom and Singapore. AMG provides solutions for the creation, management and distribution of content to motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content.

Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2009	2008
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$308,913	341,517
Trade receivables, net	103,184	114,154
Prepaid expenses	11,064	12,223
Deferred income tax assets, net	9,979	10,826
Income taxes receivable	19,707	9,122
Other current assets	2,134	2,776

Total current assets	454,981	490,618
Investments in marketable securities	32,173	—
Property and equipment, net	215,731	223,928
Deferred income tax assets, net	20,001	22,545
Other assets, net	13,157	8,213

Total assets	$736,043	745,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,285	22,633
Accrued payroll and related liabilities	22,940	22,258
Other accrued liabilities	27,471	31,172
Deferred revenue	13,793	15,139

Total current liabilities	85,489	91,202

Other liabilities	31,237	28,792

Total liabilities	116,726	119,994

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,421,146 shares at June 30, 2009	134	134
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 659,679 shares at June 30, 2009	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,459,928	1,459,078
Accumulated deficit	(839,608)	(825,956)
Accumulated other comprehensive loss	(1,144)	(7,953)

Total stockholders’ equity	619,317	625,310

Total liabilities and stockholders’ equity	$736,043	745,304

Condensed Consolidated Statements of Operations and Comprehensive Earnings (Loss)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	amounts in thousands, except per share amounts
Net revenue	$118,677	163,421	237,944	326,456

Operating expenses:
Cost of services	85,312	121,243	169,898	244,045
Selling, general, and administrative, including stock-based and long-term incentive compensation	28,017	28,999	57,392	57,634
Restructuring and other charges	1,088	156	1,486	1,263
Depreciation and amortization	14,984	15,415	29,466	30,682

	129,401	165,813	258,242	333,624

Operating loss	(10,724)	(2,392)	(20,298)	(7,168)

Other income, net	155	643	439	2,192

Loss from continuing operations before income taxes	(10,569)	(1,749)	(19,859)	(4,976)

Income tax benefit (expense) from continuing operations	3,365	(1,467)	6,207	(4,539)

Net loss from continuing operations	(7,204)	(3,216)	(13,652)	(9,515)

Discontinued operations:
Earnings from discontinued operations	—	3,416	—	6,379
Income tax expense	—	(1,743)	—	(2,922)

Earnings from discontinued operations, net of income tax	—	1,673	—	3,457

Net loss	(7,204)	(1,543)	(13,652)	(6,058)

Other comprehensive earnings (loss):
Foreign currency translation adjustments	6,722	80	5,426	567
Unrealized holding gains arising during the period, net of income tax	1,317	—	1,317	—
Minimum pension liability adjustment	33	—	66	—

Other comprehensive earnings	8,072	80	6,809	567

Comprehensive earnings (loss)	$868	(1,463)	(6,843)	(5,491)

Basic earnings (loss) per share
Continuing operations	$(0.51)	(0.23)	(0.97)	(0.68)
Discontinued operations	—	0.12	—	0.25

Net loss	$(0.51)	(0.11)	(0.97)	(0.43)

Diluted earnings (loss) per share
Continuing operations	$(0.51)	(0.23)	(0.97)	(0.68)
Discontinued operations	—	0.12	—	0.25

Net loss	$(0.51)	(0.11)	(0.97)	(0.43)

Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six months ended
	June 30,
	2009	2008
	amounts in thousands
Cash flows from operating activities:
Net loss	$(13,652)	(6,058)
Adjustments to reconcile net loss to net cash provided by operating activities:
Earnings from discontinued operations, net of income tax	—	(3,457)
Depreciation and amortization	29,466	30,682
Stock based compensation	1,262	—
Deferred income tax expense	2,500	98
Other non-cash activity, net	1,332	(221)
Changes in assets and liabilities:
Trade receivables	11,346	(32,195)
Prepaid expenses and other current assets	(8,484)	(357)
Payables and other liabilities	(6,061)	19,283
Operating activities from discontinued operations, net	—	8,018

Net cash provided by operating activities	17,709	15,793

Cash flows from investing activities:
Capital expenditures	(16,405)	(14,048)
Net (purchases) sales of marketable securities	(29,965)	23,545
Cash paid for acquisitions	(2,702)	—
Cash proceeds from sale of operating assets	618	1,783
Equity investments	(971)	—
Investing activities from discontinued operations, net	—	(3,648)

Net cash provided by (used in) investing activities	(49,425)	7,632

Cash flows from financing activities:
Net cash transfers from Discovery Holding Company (“DHC”)	—	148
Payment of capital lease obligations	(888)	(340)

Net cash used in financing activities	(888)	(192)

Net increase (decrease) in cash and cash equivalents	(32,604)	23,233

Cash and cash equivalents at beginning of period	341,517	201,633

Cash and cash equivalents at end of period	$308,913	224,866

Reconciliation for Adjusted OIBDA
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
		amounts in thousands
Adjusted OIBDA:
Content Services	$10,159	13,711	17,833	27,061
Creative Services	2,473	6,281	7,103	10,507

Total Segment Adjusted OIBDA	12,632	19,992	24,936	37,568

Corporate selling, general and administrative expenses	(6,590)	(6,500)	(12,711)	(12,767)
Stock-based and long-term incentive compensation	(585)	8	(1,262)	284
Accretion expense on asset retirement obligations	(53)	(64)	(99)	(129)
Restructuring and other charges	(1,088)	(156)	(1,486)	(1,263)
Depreciation and amortization	(14,984)	(15,415)	(29,466)	(30,682)
Loss on sale of operating assets, net	(56)	(257)	(210)	(179)
Other income, net	155	643	439	2,192

Loss from continuing operations before income taxes	$(10,569)	(1,749)	(19,859)	(4,976)

Contacts:
Josh Hochberg
Sloane & Company
212-446-1892
Jhochberg@sloanepr.com
Erica Bartsch
Sloane & Company
212-446-1875
Ebartsch@sloanepr.com